Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

To the Board of Directors XA, Inc.
875 North Michigan Ave.
Suite 2626
Chicago, Illinois 60611

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 5, 2007 relating to the consolidated financial statements of XA, Inc., formerly, The Experiential Agency, Inc., which appears in the Registrant's Form 10-KSB for the year ended December 31, 2006.

August  21, 2007

/s/ Pollard-Kelley Auditing Services, Inc.
Terance L. Kelley
Vice President
Pollard-Kelley Auditing Services, Inc.
4500 Rockside Road Suite 450
Independence, OH 44131
330-864-2265